Exhibit 10.50

Form of Meikegaote Goat Milk Formula Slotting Fee Agreement
(English Translation)

Party A: Tianjin Yayi Industrial Co., Ltd. (hereinafter as "Party A")

Party B:

In order to rapidly develop the market of Meikegaote new products and promote the brand recognition, the two parties reach the following agreement through friendly consultation. The terms of the agreement are as follows:

I. Fees

1. Slotting fees list of Party B

Name	Type	SKU	Barcode	Barcode Number	Sub-total	Total	Other	Date
of	of		Fee per	Fee per of Store	For	Store	Charges	of
Retail	Outlet		Unit	Store	Barcode	Charges		Store
Outlet					Fees			Entry

Total Slotting Fee:

2. Party B shall submit written applications to Party A at its domicile. Upon Party A’s approval, Party B may commence its distribution business.

3. Party A shall pay off the aggregate slotting fees in one lump sum once Party A commences its business at the retail outlet.

4. Party B shall comply with Party A’s store-entry rules strictly. If there is any violation of these rules, Party B shall be responsible for any damages caused and this agreement shall be terminated automatically.

II. This agreement is executed in two counterparts and each party holds one. It becomes effective upon the execution by both parties.

Party A: Tianjin Yayi Industrial Co., Ltd.
                Date:

Party B:
                Date: